Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses incurred by Synovus Financial Corp. (the “Company”) in connection with its issuance and sale of 5,200,000 shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share, are set forth in the following table:

Securities and Exchange Commission Registration Fee	$17,732
Legal Fees and Expenses	400,000
Accounting Fees and Expenses	288,000
Printing and Engraving Expenses	14,632
Other	379,636
Total	$1,100,000